Exhibit 6.5

INTERCREDITOR AND DEBT SUBORDINATION AGREEMENT

[Seller Debt]

THIS INTERCREDITOR AND DEBT SUBORDINATION AGREEMENT (this “Agreement”) is made as of February 27, 2017 by and among:

(A)       ExWorks Capital Fund I, L.P., a limited partnership organized under the laws of the State of Delaware (the “Senior Lender”);

(B)       Hightimes Holding Corp., a corporation organized under the laws of the State of Delaware (“Holdings” or the “Parent”);

(C)       Trans-High Corporation, a corporation organized under the laws of the State of New York (the “Company”);

(D)       each of the Subsidiaries of the Company who have executed this Agreement on the signature pages hereof (each a “Subsidiary” collectively, the “Subsidiaries” or together with Parent, each a “Borrower” or collectively, the “Borrowers”); and

(E)       the Persons whose names and signatures are listed on the signature pages of this Agreement under the heading “Seller Creditor” and their successors and assigns (each a “Seller Creditor” and collectively, the “Seller Creditors”).

RECITALS

The following are the basis for and are a part of this Agreement.

A.       On or about the date hereof, the Senior Lender has provided Borrowers a senior secured $7,500,000 line of credit secured by a first priority Lien (the “Senior Lien”) on all Senior Collateral, pursuant to a Loan and Security Agreement (the “Senior Loan Agreement”) and other agreements, promissory notes, documents, exhibits and schedules related to the Senior Loan Agreement, together with all amendments, restatements, supplements, modifications, forbearance agreements, consolidations, extensions or renewals thereof as extended, supplemented or reconstituted from time to time (collectively, with the Senior Loan Agreement, the “Senior Debt Documents”).

B.       Holdings and certain of its affiliates (collectively, the “Affiliate Lenders”) have agreed to make discretionary loans and advances to the other Borrowers (the Company and its subsidiaries) in the amount of up to $10,000,000 (the “Affiliate Debt”), pursuant to that certain secured line of credit agreement among the Affiliate Lenders and the other Borrowers (the “Affiliate Financing Agreement”), and the ancillary exhibits and schedules thereto, together with all amendments, restatements, supplements, modifications, forbearance agreements, consolidations, extensions or renewals thereof as extended, supplemented or reconstituted from time to time, and together with any note or notes given in substitution or replacement thereof (collectively, the “Affiliate Debt Documents”). The obligations of the other Borrowers to repay the Affiliate Debt and all other “Obligations” (as defined in the Affiliate Financing Agreement), covenants and agreements of the other Borrowers under the Affiliate Documents are secured by, among other things, a second priority Lien on the Senior Collateral.

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C.       On February 28, 2017, the Parent acquired from the Seller Creditors 100% of the capital stock of the Company pursuant to a stock purchase agreement dated as of December 27, 2016, as amended and restated as of February 14, 2017 (the “Stock Purchase Agreement”), and in connection therewith, issued to the Seller Creditors a series of 8% installment convertible notes in $30,000,000 aggregate principal amount due February 28, 2020 (the “Seller Notes”). The Seller Notes are secured by a pledge of the Seller Collateral in favor of the Seller Creditors, pursuant to a pledge agreement, dated of even date herewith, between Parent and the Seller Creditors (the “Pledge Agreement”).

D.       As a condition to funding the Senior Loan, the Senior Lender requires that (i) payment of the Seller Debt be subordinated at all times to the Senior Debt, and (ii) Seller Creditors agree to certain limitations on the enforcement of the Seller Debt Documents and the Seller Debt, all accordance with the terms of this Agreement.

AGREEMENT

In consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller Creditors does hereby agree, represent, warrant, and covenant as follows:

1.       Definitions. Unless otherwise defined in this Agreement, all capitalized terms when used herein have the same meanings given in the Senior Loan Agreement.

(a)       “Affiliate Debt Documents” has the meaning given in the Recitals to this Agreement.

(b)       “Insolvency Proceeding” means any insolvency, bankruptcy, reorganization, receivership, interim receivership, assignment for the benefit of creditors, debt restructuring, composition or similar proceeding or process arising under any laws or regulations.

(c)       “Intercreditor Agreement” means the Intercreditor Agreement between the Affiliate Lenders and the Senior Lender, dated on or about the date of this Agreement, as amended or modified from time-to-time.

(d)       “Lien” means any mortgage, pledge, hypothecation, assignment (as security), deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever having substantially the same economic effect as any of the foregoing (including any conditional sale or other title retention agreement and any capital lease).

(e)       “Paid in Full” or “Payment in Full” means as applicable:

(i)       Payment in Full in cash of the principal and interest (including interest accruing on or after the commencement of any Insolvency Proceeding, whether or not the interest would be allowed in the Insolvency Proceeding) of all Senior Debt;

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(ii)       Payment in Full in cash of all other obligations that are due and payable or otherwise accrued and owing to Senior Lender under the Senior Debt Documents at or prior to the time such principal and interest are paid thereunder (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made as of that time);

(iii)       termination or expiration of any commitments to extend credit that would constitute Senior Debt; and

(iv)       termination or cash collateralization (in an amount and manner reasonably satisfactory to Senor Lender) of any known contingent obligations owing to Senior Lender under the Senior Debt Documents.

(f)       “Person” means and includes any individual, company, sole proprietorship, corporation, limited liability company, partnership or other entity or governmental instrumentality.

(g)       “Seller Collateral” means the Subject Shares given as Pledged Collateral (defined in the Pledge Agreement) and all proceeds thereof.

(h)       “Seller Debt” means the collective reference to all indebtedness, liabilities and obligations to the Seller Creditors or any other holders of the Seller Notes, which the Borrowers now or hereafter become liable to pay to the Seller Creditors, including obligations arising in connection with the Seller Debt Documents.

(i)       “Seller Debt Documents” means the collective reference to the Stock Purchase Agreement, the Seller Notes, the Pledge Agreement, and all other documents evidencing, guaranteeing, securing or entered into in connection with, the Seller Debt.

(j)       “Seller Event of Default” means the occurrence and continuation of a “Default” or “Event of Default” (as those terms are defined in the applicable Seller Debt Documents) in respect any of the Seller Debt or under any of the Seller Debt Documents.

(k)       “Seller Lien” means any Lien of the Seller Creditors on the Seller Collateral securing the Seller Debt.

(l)       “Senior Collateral” means the “Collateral” as defined in the Senior Loan Agreement and includes all of the assets and properties of the Borrowers, real, personal and mixed, wherever located that are now existing or hereafter acquired by any Borrower, and all proceeds thereof, and any other assets and property (real, personal, mixed or otherwise) given by any existing or future Borrower as security for the Senior Debt under the Senior Debt Documents.

(m)       “Senior Debt” means all “Obligations” as defined in the Senior Loan Agreement, including all interest (including without limitation interest accruing after the maturity of the Senior Debt and interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding relating to any Borrower, whether or not such post-filing or post-petition interest is allowed in such proceeding and whether the Senior Lender is over secured or under secured), fees, charges, expenses and costs for which Borrowers are now or hereafter become liable to pay to Senior Lender, whether before or after bankruptcy and all other Senior Debt Documents.

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(n)       “Senior Debt Documents” has the meaning given in the Recitals to this Agreement.

(o)       “Senior Event of Default” means the occurrence and continuation of any Event of Default pursuant to the terms of the Senior Loan Agreement or other Senior Debt Documents.

(p)       “Senior Lien” means the Liens created in favor of the Senior Lender pursuant to the Senior Debt Documents on the Senior Collateral.

(q)       “Standstill Period” has the meaning set forth in Section 4(b) of this Agreement.

(t)       “Subordinated Creditors” means the Seller Creditors and the Affiliated Lenders.

2.       Subordinations and Related Provisions.

(a)       Each of the Seller Creditors hereby covenants and agrees that payment of the Seller Debt is, and will remain in all respects, subject and subordinated to Payment in Full of the Senior Debt and to any modifications, consolidations, extension or renewals thereof and to any increases in the Senior Debt or resulting from advances to protect or preserve any Senior Lien.

(b)       Each of the Affiliate Lenders hereby covenants and agrees that payment of the Affiliate Debt, and all of its terms and provisions are, and will remain in all respects, subject and subordinated to the Seller Debt and to any modifications, consolidations, extension or renewals thereof and to any increases in the Seller Debt or resulting from advances to protect or preserve any Seller Lien.

(c)       In the event of any Insolvency Proceeding or any marshalling of any Borrower’s assets and liabilities in connection with any distribution to creditors of the Borrowers, the Senior Lender will be entitled to Payment in Full of all Senior Debt before the Seller Creditors will be entitled to receive any payment or property with respect to any of the Seller Debt.

(d)       After Payment in Full of all Senior Debt, in the event of any Insolvency Proceedings or any marshalling of any Borrower’s assets and liabilities in connection with any distribution to creditors of the Borrowers, the holders of the Seller Debt will be entitled to Payment in Full of all Seller Debt before the Affiliate Lenders will be entitled to receive any payment or property with respect to any of the Affiliate Debt.

(e)       The Borrowers may not make any payment in respect of the Seller Debt if:

(i)       a “Default” or “Event of Default” (as those terms are defined in the Senior Debt Documents) in payment of the Senior Debt occurs and is continuing beyond any applicable cure or grace period under the Senior Debt Documents; occurrence of a Senior Event of Default in accordance with its terms; or

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(iii)       any other Senior Event of Default occurs and is continuing beyond any applicable cure or grace period that permits Senior Lender to accelerate the maturity of the Senior Debt.

(f)       Neither Senior Lender nor Affiliate Lenders have, or may obtain in the future, any Liens on the Seller Collateral. Likewise, Seller Creditors do not have and in the future may not obtain any Liens on the Senior Collateral.

(g)       Seller Creditors will not object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any Senior Lien or Affiliate Lien. Seller Creditors may not take, or cause to be taken, any action for the purpose of making any Seller Lien, pari passu with or senior to the Senior Lien.

(h)       Each Seller Creditor agrees that: (i) any distributions made or to be made to the Seller Creditors in any Insolvency Proceeding of any Borrower representing amounts due under the Seller Debt will be paid first to the Senior Lender, or, if the payments are nonetheless received by the Seller Creditors, the payments will be paid by each of the Seller Creditors promptly upon their receipt to the Senior Lender for application, at Senior Lender’s direction, to the payment of principal, interest or other amounts due under the Senior Debt at the time of the application, in any order and priority as Senior Lender elects, before any portion of those payments or distributions are applied to the Seller Debt; (ii) if any Borrower issues or has issued on its behalf any instrument or document evidencing or securing the Seller Debt, each instrument and document will bear a conspicuous legend that it is subordinated to the Senior Debt; (iii) the books of each Seller Creditor will be marked to evidence the subordination of the Seller Debt to the Senior Debt; and (iv) Senior Lender, during normal business hours and upon reasonable advanced written notice, is authorized to examine Seller Creditors’ books from time to time and to make any notations required by this Agreement.

(i)       Subject to the terms of the Senior Intercreditor Agreement that governs the rights of the Affiliate Lenders vis-à-vis the Senior Lender, upon Payment in Full of the Senior Debt: (i) any distributions made or to be made to the Affiliate Lenders in any Insolvency Proceeding of any Borrower representing amounts due under the Affiliate Debt will be paid first to the Seller Creditors or, if the payments are nonetheless received by the Affiliate Lenders, the payments will be paid by each of the Affiliate Lenders promptly upon receipt to the Seller Creditors for application, at Seller Creditors’ direction, to the payment of principal, interest and other amounts due under the Seller Debt at the time of the application, in such order and priority as Seller Creditors elect, before any portion of those payments or distributions are applied to the Affiliate Debt; (ii) if any Borrower issues or has issued any instrument or document evidencing or securing the Affiliate Debt, each instrument and document will bear a conspicuous legend that it is subordinated to the Seller Debt; (iii) the books of each Affiliate Lender will be marked to evidence the subordination of all of the Affiliate Debt to the Seller Debt; and (iv) Seller Creditors, during normal business hours and upon reasonable advanced written notice, are authorized to examine such books from time to time and to make any notations required by this Agreement.

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(j)       Notwithstanding any other provision of this Agreement, each of the Seller Creditors hereby agrees that upon the occurrence of any Seller Event of Default, Seller Creditors will provide to Senior Lender and Affiliate Lenders written notice of the Seller Event of Default. Seller Creditors may not exercise any remedies, including acceleration, taking possession of any of the Seller Collateral or taking any other action against, or with respect to, the Seller Collateral or commence any legal proceedings of any kind (or join with others for that purpose) to enforce any of their rights, remedies, powers or privileges under the Seller Debt Documents or available at law until the expiration of nine (9) months following the date of the occurrence and during the continuation of any Seller Event of Default or Seller Event of Default and Senior Lender’s and Affiliate Lenders’ receipt of notice of the Seller Event of Default, unless the Senior Debt has been Paid in Full and confirmed by the Senior Lender in writing. The Senior Lender agrees that it will provide the Seller Creditors with written notice of any acceleration of the Senior Debt; provided, that the failure to provide such notice will not in any manner prejudice or adversely affect the rights of the Senior Lender under the Senior Debt Documents, including this Agreement.

(k)       Senior Lender will not, under any circumstances or in any event whatsoever, have any liability to the Seller Creditors hereunder for any error or omission or delay of any kind occurring in the liquidation of any of the Senior Collateral or any other asset of any Borrower, including the settlement, collection or payment of any of the Senior Collateral pledged, accounts or any instrument received in payment thereof, or any damage resulting therefrom, except to the extent any such error or omission or delay constitutes gross negligence or willful misconduct.

(l)       Notwithstanding any other provision of this Agreement, Borrowers will be permitted to pay, and the Seller Creditors entitled to receive, regularly scheduled payments of principal and interest, under the terms of the Seller Notes; provided, however, upon the occurrence and during the continuance of a Senior Event of Default, the Borrowers will not be permitted to make any payments and the Seller Creditors will not be permitted to receive, any payments without the Senior Lenders’ written consent.

(m)       Subject to the terms of the Senior Intercreditor Agreement that may further limit Affiliated Lenders’ rights to receive payments until the Senior Debt is Paid in Full, and notwithstanding any other provision of this Agreement, Borrowers will be permitted to pay, and the Affiliate Lenders entitled to receive, regularly scheduled payments of principal and interest, under the terms of the Affiliate Debt Documents; provided, however, upon the occurrence and during the continuance of a Seller Event of Default, the Borrowers will not be permitted to make any payments and the Affiliate Lenders will not be permitted to receive any payments without the Seller Creditors’ written consent, and if Affiliate Creditors receive any payments in violation of this Agreement, those payments will be held in trust for the Senior Lender and the Seller Creditors and promptly turned over to the Senior Lender until the Senior Debt is Paid in Full, and thereafter to the Seller Creditors.

3.       Warranties and Representations of Seller Creditors and Borrowers. Each of the Seller Creditors and each Borrower hereby represents and warrants that:

(a)       No Affiliate Lender may make any loan and advance under the Affiliate Debt Documents to the Company or any existing or future Subsidiary of the Company unless such loan or advance shall have been approved in advance in writing by the Senior Lenders or their representative.

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(b)       as of the date hereof, the total aggregate outstanding amount of the Seller Debt is $30,000,000, owed to the Seller Creditors under the Seller Notes;

(c)       no part of the Seller Debt is evidenced by any instrument, security or other writing, a copy of which has not previously been or is not simultaneously herewith being delivered to Senior Lender;

(d)       each of the Seller Creditors is the lawful owner of the outstanding Seller Debt as of the date hereof and no part thereof is subject to any defense, offset or counterclaim;

(e)       none of the Seller Creditors has heretofore assigned or transferred any of the Seller Debt or any interest therein;

(f)       except as provided in the Seller Debt Documents, Seller Creditors have not heretofore subordinated the Seller Debt to any other indebtedness;

(g)       none of the Seller Creditors has relied and will not rely on any representation or information of any nature made by or received from Senior Lender relative to any Borrower in deciding to execute this Agreement or to permit it to continue in effect; and

(h)       a Seller Event of Default will be deemed a Senior Event of Default under the Senior Debt Documents.

4.       Negative Covenants. Except as otherwise provided for herein, until all of the Senior Debt has been Paid in Full:

(a)       Borrowers may not make, and Seller Creditors may not receive, directly or indirectly, any payment on account of the Seller Debt in violation of this Agreement and no Borrower may grant, and Seller Creditors may not obtain, any Lien on any Borrower’s assets (other than the Seller Lien) and in the event that Seller Creditors, despite the provisions of this Section, obtain any Lien, then without any further action the Lien will be deemed assigned to Senior Lender as collateral security for the Senior Debt;

(b)       until the earlier of (i) the date that the Senior Lender accelerates the Senior Debt owed under the Senior Debt Documents and commence to exercise its remedies thereunder, or (ii) the expiration of nine (9) months following the occurrence of any Senior Event of Default or Seller Event of Default (the “Standstill Period”), none of the Seller Creditors may accelerate or seek to accelerate the maturity of, or demand or accept from the Borrowers or any other Person, any payment of, or additional collateral for, the Seller Debt;

(c)       only upon the expiration of the Standstill Period, but at all times subject to the Senior Lender’s right to accelerate the Senior Debt and exercise its rights against the Senior Collateral in respect of the Senior Lien provided in the Senior Debt Documents:

(i)       none of the Seller Creditors may accelerate or seek to accelerate the maturity of, or demand or accept from the Borrowers or any other Person, any payment of, or collateral for, the Seller Debt or otherwise in violation of the terms of this Agreement; and

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(ii)       Seller Creditors may not take any action towards collection of any portion of the Seller Debt or enforce any part of the Seller Debt in violation of the terms of this Agreement or take possession of any of the Senior Collateral or take any other action against, or with respect to, the Senior Collateral (including, without limitation, attachment, seizure, garnishment, levy or other action against the Senior Collateral) in violation of the terms of this Agreement;

(d)       Seller Creditors may not hereafter give any subordination with respect to the Seller Debt, or transfer or assign any of the Seller Debt to any parties other than the Senior Lender unless the transferee or assignee has entered into a written agreement acknowledging and agreeing to be bound by all of Seller Creditors’ obligations hereunder and a duplicate original of that agreement is delivered to Senior Lender;

(e)       Borrower’s may not hereafter issue an instrument, security or other writing evidencing any part of the Seller Debt and Seller Creditors will not receive any such writing, except upon the prior written approval of the Senior Lender or at the request of and in the manner requested by Senior Lender;

(f)       Seller Creditors may not enter into any agreement to amend or modify any of the Seller Debt Documents, without notice to, and the prior written consent of, Senior Lender, which consent may be withheld in Senior Lender’s sole discretion;

(g)       none of the Seller Creditors may contest, protest or object to any action taken by Senior Lender or make any assertion, claim, or argument in any action, suit or proceeding in any way challenging the priority, validity or effectiveness of the liens and security interests granted to Senior Lender unless and until the Senior Debt has been Paid in Full; and

(h)       none of the Seller Creditors may otherwise take any action prejudicial to or inconsistent with the provisions of this Agreement.

5.       Turnover of Prohibited Transfers. If any payment on account of or any Senior Collateral is improperly received by Seller Creditors in violation of the terms hereof, such payment or collateral must be delivered within three (3) business days by Seller Creditors to Senior Lender for application to the Senior Debt, in the form received, except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to Senior Lender. Senior Lender is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, any such payment or collateral will be held by Seller Creditors in trust for Senior Lender and may not be commingled with other funds or property of Seller Creditors.

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6.       Authority to Act for Seller Creditors. Until Payment in Full of the Senior Debt, after the occurrence and during the continuation of any Senior Event of Default, Senior Lender will have the right to act as Seller Creditors’ attorney-in-fact for the purposes specified in this Section 6 and each Seller Creditor hereby irrevocably appoints Senior Lender their true and lawful attorney, with full power of substitution, in the name of Seller Creditors or in the name of Senior Lender, for the use and benefit of Senior Lender, without notice to Seller Creditors or any of their successors or assigns, to perform the following acts, at Senior Lender’s option, at any meeting of creditors of any Borrower or in connection with any Insolvency Proceeding, or other proceeding or action for the distribution, division or application, of the assets any Borrower or the proceeds thereof:

(a)       To seek to enforce claims or collect the Seller Debt, either in its own name or in the name of Seller Creditors, by proof of debt, proof of claim, suit or otherwise;

(b)       To collect any assets of any Borrower distributed, divided or applied by way of dividend or payment on account of the Seller Debt, or any securities issued on account of the Seller Debt and to apply the same, or the proceeds of any realization upon the same that Senior Lender in its discretion elects to effect, to the Senior Debt until all of the Senior Debt is Paid in Full rendering any surplus to Seller Creditors if and to the extent permitted by law;

(c)       To vote claims with respect to the Seller Debt to accept or reject in good faith any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; and

(d)       To take generally any action in connection with any Insolvency Proceeding that Seller Creditors would be authorized to take but for this Agreement, except that the Senior Lender may not compromise, modify, release or waive the Seller Debt.

Absent acts or omissions constituting gross negligence or fraud, in no event will Senior Lender be liable to Seller Creditors for any failure to prove the Seller Debt, to exercise any right with respect thereto or to collect any sums payable thereon.

7.       Waivers. Seller Creditors hereby waive any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by Senior Lender. To the fullest extent permitted by law, Seller Creditors hereby further waive: presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with instruments, documents and agreements evidencing, securing or relating in any way to all or any portion of the Senior Debt or the Seller Debt to which Seller Creditors may be a party; notice of the acceptance of this Agreement by Senior Lender; notice of any extensions granted or other action taken by Senior Lender in reliance hereon, including without limitation: (a) granting time or other indulgences to any Borrower, (b) renewing, extending, modifying or compromising any of the Senior Debt, (c) possessing, substituting, modifying, waiving or releasing any guaranty or collateral held as security for any of the Senior Debt, or (d) adding or releasing any Person primarily or secondarily liable thereon; and all other demands and notices of every kind in connection with this Agreement, the Senior Debt or Seller Debt, and no such action taken by Senior Lender will affect the subordination or other provisions herein in any manner. Notwithstanding the foregoing, Senior Lender will undertake in good faith provide Seller Creditors with notice of actions the Senior Lender takes regarding the foregoing; provided, that failure to provide that notice will not in any manner prejudice or otherwise adversely affect any of Senior Lenders’ rights under the Senior Debt Documents, including this Agreement, or any other agreement among any of the Parties hereto.

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8.       Indulgences Not Waivers. Neither the failure nor any delay on the part of Senior Lender or Seller Creditors, as applicable, to exercise any right, remedy, power or privilege hereunder or under any instruments, documents or agreements evidencing or relating to the Senior Debt or the Seller Debt, as applicable, will operate as a waiver thereof or give rise to an estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor will any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No consent or waiver by a party hereunder will be effective unless it is in writing and signed by the party making the consent or waiver, and then only to the extent specifically stated in that writing.

9.       Duration and Termination. This Agreement constitutes a continuing agreement of subordination and will terminate only upon Payment in Full of the Senior Debt. Neither the dissolution nor the bankruptcy of any Seller Creditor will effect a termination hereof.

10.       Administration by Senior Lender. In the administration of the Senior Debt, either before or after a Senior Event of Default, Seller Creditors acknowledge and agree that Senior Lender may proceed in its sole discretion, including without limitation, (a) raising or lowering Senior Debt advances (b) declining to make further advances, (c) obtaining additional collateral for the Senior Debt, (d) extending additional financing accommodations to the Borrowers or increasing the dollar amounts of Borrowers’ credit limits, (e) extending credit terms and maturities, (f) compromising claims (so long as such claims do not impact Seller Creditors’ claims), and (g) exchanging and releasing any Senior Collateral or any obligors; all with no duty to Seller Creditors, and no such action will affect the subordination or other provisions herein in any manner.

11.       Intercreditor Agreement. The Intercreditor Agreement, and not this Agreement, is intended to govern and control the rights. Remedies and priorities as between the Senior Lender on the one hand, and the Affiliated Lenders on the other hand. To the extent this Agreement and the Intercreditor Agreement contain provisions dealing with the same matter or issue, the terms of the Intercreditor agreement will govern and control vis-à-vis the Senior Lender and the Affiliate Lenders.

12.       Waiver of Certain Rights. So long as the Senior Debt is outstanding, Seller Creditors hereby expressly waive any and all rights that they otherwise might have to (a) require Senior Lender to marshal any property or assets of the Borrowers or to resort to any of the Senior Collateral in any particular order or manner, whether provided for by common law or statute, (b) require Senior Lenders to enforce any guaranty or any Lien given by any other Person or entity other than the Borrowers to secure the payment of any or all of Senior Debt as a condition precedent or concurrent to taking any action against or with respect to the Senior Collateral, (c) commence any Insolvency Proceeding, (d) bring or participate in any action to contest the validity, legality, enforceability, perfection, priority or avoidability of any of the Senior Debt, any of the Senior Debt Documents or any of the Senior Liens, and (e) challenge or cooperate with a challenge to the commercial reasonableness of Senior Lender’s liquidation or other disposition of any of the Senior Collateral.

13.       Notices. All notices, requests, demands and other communications required or permitted under this Agreement or by law shall be in writing and shall be deemed to have been duly given, made and received only when delivered against receipt or when deposited in the United States mails, certified mail, return receipt requested, postage prepaid, or when delivered by next day express delivery service, addressed as set forth on the signature pages to this Agreement. Any addressee may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Paragraph 12 for the giving of notice.

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14.       Senior Lender’s Duties Limited. The rights granted to Senior Lender in this Agreement are solely for its protection and nothing herein contained imposes on Senior Lender any duties with respect to any property heretofore or hereafter received by Senior Lender, any Borrower or Seller Creditors, except as otherwise provided herein. Senior Lender has no duty to preserve rights against prior parties on any instrument or chattel paper received from any Borrower as collateral security for the Senior Debt or any portion thereof.

15.       Certain Rules of Construction. For purposes of this Agreement:

(a)       Certain References. The words “herein,” “hereof” and “hereunder,” and words of similar import, refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Paragraphs and Exhibits, and similar references, are to Sections or Paragraphs of, this Agreement unless otherwise specified.

(b)       Other Rules. Unless the context otherwise requires: (i) the singular includes the plural, and vice versa; (ii) all pronouns and any variations thereof refer to the masculine, feminine or neuter, as the identity of the Person or Persons may require; (iii) all definitions and references to an agreement, instrument or document means such agreement, instrument or document together with all exhibits and schedules thereto and any and all amendments, restatements, supplements, replacements, or modifications thereto as the same may be in effect at the time such definition or reference is applicable for any purpose; (iv) all references to any party will include such party’s successors and permitted assigns; (v) “include”, “includes”, and “including” are to be treated as if followed by “without limitation” whether or not they are followed by these words or words with a similar meaning; (vi) text which is shown in bold or IN ALL CAPITAL LETTERS will be deemed conspicuous; (vii) the words “may not” or “must not” are prohibitive and not permissive; (viii) references to “Sections” are references to Sections of this Agreement; and (ix) the word “will” and “must” have the same meaning as “shall” and when used in connection with any act or action means that the act or action is mandatory and not permissive.

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16.       Effect on Borrowers. This Agreement is being entered into solely for the benefit of Senior Lender, Affiliate Lenders and Seller Creditors and is not intended to give any rights, benefits or privileges to any Borrower.

17.       Authority. Each of the Parties hereto represents and warrants that it has the legal power and authority to enter into this Agreement and that the Person signing for such party is authorized and directed to do so.

18.       Entire Agreement, Amendment. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, whether express or implied, oral or written. Neither this Agreement nor any portion or provision hereof may be amended orally or in any manner other than by an agreement in writing signed by Senior Lender and Seller Creditors.

19.       Additional Documentation. So long as the Senior Debt and Seller Debt are not Paid in Full each party agrees to execute, acknowledge and deliver to the other such further instruments and will take such further action as Senior Lenders or Seller Creditors, as applicable, may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, but not limited to subordinations, agreements or other instruments in recordable form (and in form reasonably satisfactory to the requesting party), as the requesting party reasonably requires for carrying out the purpose and intent of the covenants contained herein; provided, however, that no subordinations, agreements or other instruments will increase any party’s obligations or decrease Senior Lender’s or Seller Creditors’ rights under this Agreement or the Senior Debt or the Seller Debt.

20.       Prejudgment Remedy Waiver, Etc. EACH SUBORDINATED CREDITOR ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING AS ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH SENIOR LENDER MAY DESIRE TO USE, AND FURTHER WAIVES ALL RIGHTS TO REQUEST THAT SENIOR LENDER POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT SUBORDINATED CREDITOR, ANY BORROWER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY WHICH SENIOR LENDER MAY DESIRE TO USE. EACH SUBORDINATED CREDITOR ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEY.

21.       Jury Waiver. EACH SUBORDINATED CREDITOR, THE SENIOR LENDER, AND EACH BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS AGREEMENT IS A PART OR THE DEFENSE OR ENFORCEMENT OF ANY OF SENIOR LENDER’S RIGHTS AND REMEDIES, INCLUDING WITHOUT LIMITATION, TORT CLAIMS. SUBORDINATD CREDITORS, SENIOR LENDER, AND BORROWERS EACH ACKNOWLEDGE THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEY.

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22.       Expenses. Seller Creditors agree to pay Senior Lenders on demand all reasonable expenses of every kind, including attorneys’ fees that Senior Lenders may incur in enforcing any of its rights under this Agreement.

23.       Successors and Assigns. This Agreement will inure to the benefit of and be binding upon, Senior Lender, its successors and assigns, and Seller Creditors, Borrowers, Affiliate Lenders and their respective successors and assigns. Any assignee of the Seller Debt will be deemed by acceptance thereof to have assumed the obligations of Seller Creditors hereunder. Seller Creditors and Senior Lender hereby agree to have their assignees execute a formal assumption agreement upon the assignment but no failure of an assignee to execute an assumption agreement will affect the assignee’s assumption of the obligations of the Seller Creditors.

24.       Defects Waived. This Agreement is effective notwithstanding any defect in the validity or enforceability of any instrument or document evidencing the Senior Debt.

25.       Governing Law. The validity, construction and enforcement of this Agreement shall be governed by the internal laws of the State of Illinois.

26.       Severability. The provisions of this Agreement are independent of and separable from each other. If any provision hereof for any reason is held invalid or unenforceable, it is the intent of the parties that the invalidity or unenforceability will not affect the validity or enforceability of any other provision hereof, and that this Agreement will be construed as if such invalid or unenforceable provision had never been contained herein.

27.       Counterparts. This Agreement may be executed in separate counterparts and by each party on a separate counterpart, each of which, when executed and delivered, will be deemed to be an original. Such counterparts will together constitute one and the same instrument. Signatures on this Agreement may be delivered electronically and will be treated as originals.

[Remainder of Page Intentionally Left Blank, Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, sealed and delivered as of the date first written above

SENIOR LENDER:

EXWORKS CAPITAL FUND 1, L.P.

By:	/s/ Andrew D. Hall
Name:	Andrew D. Hall
Title:	Chief Credit Officer

Address for Notice:

BORROWERS:

HIGHTIMES HOLDING CORP.

By:	/s/ Adam E. Levin
Name:	Adam E. Levin
Title:	Chief Executive Officer

TRANS-HIGH CORPORATION
a New York corporation

By:	/s/ Adam E. Levin
Name:	Adam E. Levin
Its:	Authorized Signatory

HIGH TIMES PRODUCTIONS, INC.

By:	/s/ Adam E. Levin
Name:	Adam E. Levin
Its:	Authorized Signatory

CANNABIS BUSINESS DIGITAL, LLC

By:	/s/ Adam E. Levin
Name:	Adam E. Levin
Its:	Authorized Signatory

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HIGH TIMES, INC.

By:	/s/ Adam E. Levin
	Name:	Adam E. Levin
	Its:	Authorized Signatory

NEW MORNING PRODUCTIONS, INC.

By:	/s/ Adam E. Levin
	Name:	Adam E. Levin
	Its:	Authorized Signatory

HEMP TIMES, INC.

By:	/s/ Adam E. Levin
	Name:	Adam E. Levin
	Its:	Authorized Signatory

PLANET HEMP, INC.

By:	/s/ Adam E. Levin
	Name:	Adam E. Levin
	Its:	Authorized Signatory

THE HEMP COMPANY OF AMERICA, INC.

By:	/s/ Adam E. Levin
	Name:	Adam E. Levin
	Its:	Authorized Signatory

Address for notice to Borrowers:

c/o

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SELLER CREDITORS:

/s/ Eleanora Kennedy
Eleanora Kennedy

/s/ Judith Baker
Judith Baker

/s/ Matthew Stang
Matthew Stang

/s/ Michael Safir
Michael Safir

/s/ Nicholas Zitelli
Nicholas Zitelli

Eggluftstein Trust

By:	/s/ Colleen Manley
Name:	Colleen Manley
Title:	Trustee

Approved Trust 1

By:	/s/ Colleen Manley
Name:	Colleen Manley
Title:	Co-Trustee

By:	/s/ Jessica Manley
Name:	Jessica Manley
Title:	Co-Trustee

Candlelight Trust

By:	/s/ Judith Baker
Name:	Judith Baker
Title:	Trustee
Address for notice to all Seller Creditors:

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